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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our report dated January 29, 2001. It should be noted that we have not audited any financial statements of Pactiv Corporation (a Delaware corporation) and consolidated subsidiaries subsequent to December 31, 2000, or performed any audit procedures subsequent to the date of our report.

                                          /s/ ARTHUR ANDERSEN LLP
                                          --------------------------------------
                                          Arthur Andersen LLP

Chicago, Illinois
March 23, 2001